SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        The ForeFront Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                            THE FOREFRONT GROUP, INC.
                       1330 Post Oak Boulevard, Suite 1300
                              Houston, Texas 77056

                      ------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be Held May 27, 1997

                      ------------------------------------


          The Annual Meeting of the Stockholders of The ForeFront Group, Inc., a Delaware corporation (the "Company"), will be held at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Blvd., 4th Floor Conference Room, Houston, Texas, May 27, 1997 at 10:00 a.m. Central Daylight Savings Time, for the following purposes:

          1. To elect five directors of the Company, each to serve until the next annual meeting or until their respective successors have been duly elected and qualified;

          2. To consider and vote upon a proposal to approve The ForeFront Group, Inc. Amended and Restated 1996 Stock Option Plan;

          3. To consider and vote upon a proposal to approve the First Amendment to the 1996 Non-Employee Directors' Stock Option Plan;

          4. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for its fiscal year ending December 31, 1997; and

          5. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

          A record of stockholders has been taken as of the close of business on April 1, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting.


                                           By Order of the Board of Directors

                                           /s/ David Sikora


                                           David Sikora
                                           President and Chief Executive Officer


Houston, Texas
April 15, 1997

It is important that your stock be represented at the meeting regardless of the number of shares you hold. This will ensure the presence of a quorum at the meeting. Please complete, sign and mail the enclosed proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the proxy will not limit your right to vote in person or to attend the annual meeting, but will ensure your representation if you cannot attend. The proxy is revocable at any time prior to its use.



                            THE FOREFRONT GROUP, INC.
                       1330 Post Oak Boulevard, Suite 1300
                              Houston, Texas 77056

                      ------------------------------------


                                 PROXY STATEMENT

                      ------------------------------------


                                 April 15, 1997

                 SOLICITATION OF PROXY, VOTING AND REVOCABILITY

          The accompanying proxy is solicited by the Board of Directors of The ForeFront Group, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on May 27, 1997 (the "Annual Meeting"), at 10:00 a.m., local time, at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Blvd., 4th Floor Conference Room, Houston, Texas, and any adjournments thereof, for the purposes set forth in the accompanying notice. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

          As of April 1, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 6,424,597 shares of the common stock, $.01 par value, of the Company (the "Common Stock").

          The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of Directors in Proposal Number 1. Accordingly, if a quorum is present at the Annual Meeting, the five persons receiving the greatest number of votes will be elected to serve as Directors. Withholding authority to vote for a Director nominee and broker non-votes in the election of Directors will not affect the outcome of the election of Directors. All other matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

          A copy of this Proxy Statement and the accompanying proxy was sent to the Company's stockholders on or about April 20, 1997. The mailing address of the Company's principal executive offices is 1330 Post Oak Boulevard, Suite 1300, Houston, Texas 77056.

                                    ITEM ONE:
                              ELECTION OF DIRECTORS

Nominees

          Each of the persons named below has been nominated by the Nominating Committee and the Board of Directors for election as a director of the Company until the 1998 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Each of the nominees was selected by the stockholders at the last annual meeting and is currently a director. No proxy may be voted for more persons than the number of nominees listed below. Shares represented by all duly executed proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees named below. The Board knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the shares represented by duly executed proxies received by the Company will be voted for the election of a substitute nominee selected by the Board. The nominees receiving a majority of the votes cast at the meeting will be elected as directors.

          Certain information concerning the nominees is set forth below:


                 Name                         Age               Position

G. Anthony Gorry(1)....................       56           Chairman of the Board
                                                              of Directors
David Sikora...........................       35           President, Chief
                                                              Executive Officer
                                                              and Director
Stephen J. Banks(1)(2).................       56               Director
Terry W. Ward(1).......................       47               Director
Grant Dove(2)..........................       68               Director

------------------

(1)      Member of Compensation Committee
(2)      Member of Audit Committee

          G. Anthony Gorry. Dr. Gorry is a founder of the Company and the principal architect of the Virtual Notebook System. He has been a director of the Company since inception. Since April 1992, Dr. Gorry has been Professor of Computer Science at Rice University and is presently Vice President of Research and Information Technology. Dr. Gorry served as Vice President for Information Technology, and Professor of Medical Informatics and Neuroscience at Baylor College of Medicine from 1975 to 1992, as well as Director of the W. M. Keck Center for Computational Biology and Adjunct Professor of Computer Science at Rice University. From 1970 to 1975 he was Associate Professor of Management and Computer Science at Massachusetts Institute of Technology. From 1967 to 1973, Dr. Gorry was Assistant Professor of Management at Massachusetts Institute of Technology. Dr. Gorry received a Bachelor of Engineering from Yale University, an M.S. in Chemical Engineering from the University of California at Berkeley and a Ph.D. in Computer Science from Massachusetts Institute of Technology.

          David Sikora. Mr. Sikora joined the Company as Vice President, Sales in October 1992 and was elected President in October 1994. At that time, Mr. Sikora restructured the Company by redirecting all resources and technologies toward the Internet and the World Wide Web. He was elected a Director in January 1995 and Chief Executive Officer in June 1995, and led the financing of the Company's new product strategy by taking the Company public on the Nasdaq National Market in December 1995. Mr. Sikora was General Manager and Vice President for Techtron Corporation, from 1989 to 1991 and for ComputerLand, Texas from 1991 to 1992 following its acquisition of Techtron. From 1982 through 1986, Mr. Sikora operated a computer networking and systems integration company he co-founded. Mr. Sikora received a B.S. in Electrical Engineering Technology from the University of Houston and an M.B.A. from Harvard Graduate School of Business Administration.

          Stephen J. Banks. Mr. Banks has been a Director of the Company since its inception. He has served as President of BCM Technologies, Inc. ("BCMT"), Baylor College of Medicine's technology transfer subsidiary, since January 1988. Mr. Banks was employed with The Hillman Company from 1969 to 1987 and was Vice President from 1980 to 1987, with responsibility for venture capital activities. He is a director of BCMT, several private companies and Lark Technologies, Inc., a publicly held company. He serves as a voluntary director of the MIT Enterprise Forum of Texas and as an Adjunct Professor of Administration at Rice University. Mr. Banks received a B.S. in Physics from Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business Administration.

          Terry W. Ward. Mr. Ward has been a Director of ForeFront since October 1993. Mr. Ward has been Financial Vice President and Chief Trust Officer of W.S. Farish & Company, which is engaged in investments, venture capital and other activities, since 1979. He is a director of California Microwave, Inc. and Aprogenex, Inc., publicly held companies, and several privately held companies, including W. S. Farish & Company. Mr. Ward received a B.A. from Rice University. Mr. Ward is a Certified Public Accountant.

         Grant Dove. Mr. Dove has been a Director of the Company since February 1996. Since 1992, Mr. Dove has been Managing Partner and Director at Technology Strategies & Alliances (TS&A), an investment banking and consulting firm. From 1987 to 1992, Mr. Dove was Chairman and CEO of Microelectronics and Computer Technology Corporation (MCC), an industry sponsored research and development consortium based in Austin, Texas. Prior to joining MCC in 1987, Mr. Dove spent 28 years with Texas Instruments, retiring as an Executive Vice President. Mr. Dove holds a B.S. in Electrical Engineering from Virginia Tech and was named their Distinguished Engineering Alumnus for 1995. He is former Chairman for the National Security Industrial Association. Currently, he serves as Director and Chairman of OPTEK Technology, and is on the Boards of Cooper Cameron Corporation, US WEST, Inc., Control Data Systems, Inc., and InterVoice, Inc., which are public companies, and several privately held corporations, including MCC.

         The Board of Directors recommends that stockholders vote "FOR" the election of each of the above-named nominees.

Board Organization and Meetings

         The Board met 17 times in 1996 either in person or via telephonic connection. No Board member attended fewer than 75% of the total number of the meetings of the Board and the committees on which he served.

         The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee to act on behalf of the Board and to advise the Board with respect to specific matters. The responsibilities of the Audit Committee, Compensation Committee and Nominating Committee are as follows:

         Audit Committee. The Company's Audit Committee, established in September 1995, consists of Messrs. Banks and Dove. The Audit Committee is responsible for reviewing with the Company's independent public accountants the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee is responsible for making annual recommendations to the Board of Directors for the appointment of independent accountants for the ensuing year. The Audit Committee met one time during the last fiscal year.

         Compensation Committee. The Company's Compensation Committee, established in September 1995, consists of Messrs. Banks and Ward and Dr. Gorry. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company's Amended and Restated 1992 Stock Option Plan, 1996 Employee Stock Purchase Plan, and 1996 Non-Qualified Stock Option Plan. The Compensation Committee met 14 times during the last fiscal year.

          Nominating Committee. The Company's Nominating Committee, established in January 1996, consists of Messrs. Banks and Ward and Dr. Gorry. The primary purpose of the Nominating Committee is to establish procedures for the selection and retention of a Board of Directors that will perform its functions objectively and responsibly, evaluate Board nominees and members, and recommend nominees for election by the stockholders. The Nominating Committee will consider nominees for the Board of Directors recommended by stockholders. Any such recommendation should be forwarded to the Secretary of the Company with pertinent background information regarding the proposed nominee. The Nominating Committee met twice during 1996.

Compensation of Directors

          All directors hold office until the next annual meeting of stockholders and the election and qualification of their respective successors. All non-employee directors receive $1,000 per meeting attended and reimbursement of reasonable expenses incurred in attending meetings. In addition, each non-employee director received an option for 5,000 shares of Common Stock under the 1996 Non-Employee Directors' Stock Option Plan upon his election to the Board at the 1996 Annual Meeting of Stockholders, and will receive an additional option for a like amount upon his election at the 1997 Annual Meeting; provided that in the event that the First Amendment to the 1996 Non-Employee Directors' Stock Option Plan is approved by the stockholders at the 1997 Annual Meeting, the number of shares subject to such options shall be increased to 10,000 shares. All such options are exercisable at a price per share equal to the closing price of the Company's Common Stock on the date of the annual meeting ($8.625 for the 1996 annual meeting), with vesting over the following twelve months of service. Mr. Dove also received non-qualified stock options in February 1996 for 5,000 shares and 20,000 shares, exercisable at $7.125 per share, with vesting over the following 12 and 24 months of service, respectively, in connection with his election to the Board. See "Stock Option and Purchase Plans." Officers are elected annually by the Board of Directors and serve at the discretion of the Board.



                             EXECUTIVE COMPENSATION

Executive Officers

         The executive officers are elected to serve annual terms at the first Board meeting following the Annual Meeting of Stockholders. Certain information concerning the Company's executive officers as of April 15, 1997 is set forth below, except that information concerning Mr. Sikora is set forth above under "Election of Directors."


                 Name          Age                    Position

David Sikora...............    35         President and Chief Executive Officer
Andrew M. Burger...........    40         Executive Vice President and Chief
                                                 Technical Officer
Michael Kaplan ............    41         President, ForeFront Direct, Inc.
Ernest D. Rapp.............    35         Chief Financial Officer
Jeffrey R. Harder .........    44         Vice President, Corporate Development
                                                 and General Counsel
Martin Mazner .............    50         Vice President, Sales and Marketing,
                                                 Internet Products



     Andrew M. Burger. Mr. Burger joined the Company as Vice President of Development on a full-time basis in July 1992. He was elected Executive Vice President in October 1994 and served as a Director of ForeFront from January 1995 to May 1996. Prior to joining the Company, he was a Director of IAIMS Development at Baylor College of Medicine where he managed the Virtual Notebook project since 1986. From 1979 to 1986, Mr. Burger was a Senior Software Engineer at Texas Instruments where he developed decision support products for the oil and gas and defense industries based on AI and interactive computer graphics technologies. From 1978 to 1979, Mr. Burger was employed as an Instrumentation Engineer at Foster Wheeler Energy Corporation. Mr. Burger received a B.S. in Electrical Engineering Technology from Florida International University.

     Ernest D. Rapp. Mr. Rapp joined the Company as Chief Financial Officer in April 1996. Prior thereto, he was Chief Financial Officer of MultiMedia Publishing Corporation, a magazine publisher and trade show management firm engaged in several telecommunications and high technology niche markets. From 1988 to 1992, Mr. Rapp was Executive Vice President and Group Manager of Information Publishing Corporation (IPC) and from 1992 to 1994, for Advanstar Communications following its acquisition of IPC's assets. From 1983 to 1987, Mr. Rapp was employed with Arthur Andersen LLP, and from 1987 to 1988 he was employed with Mann Frankfort Stein & Lipp, CPAs. Mr. Rapp received a Bachelor of Business Administration in Accounting from The University of Texas at Austin, and is a Certified Public Accountant.

     Michael Kaplan. Mr. Kaplan joined the Company as President of ForeFront Direct, Inc., the Company's direct marketing subsidiary, in July 1996, in connection with the acquisition of AllMicro, Inc. Mr. Kaplan founded and managed AllMicro as its President and CEO from 1991 until its sale. Prior thereto, he worked with Landmark Research International, a software telemarketing organization he co-founded also based in Clearwater, Florida from 1989 until 1991.

     Jeffrey R. Harder. Mr. Harder joined the Company as Vice President, Corporate Development and General Counsel in July 1996. Mr. Harder was a partner at Andrews & Kurth L.L.P. from March 1993 until June 1996 and managed their Woodlands, Texas office, high-technology practice area. From 1990 to 1993, Mr. Harder had his own law firm specializing in venture capital transactions and emerging growth industry companies. Prior thereto, Mr. Harder held a variety of positions in private practice and as in-house counsel for several corporations, including Vice President and Regional Counsel for E.F. Hutton. Mr. Harder received a B.A. degree from Valparaiso University and a J.D. from the University of Illinois.

     Martin Mazner. Mr. Mazner joined the Company as Vice President and General Manager, Palo Alto in June 1996, in connection with the acquisition of BookMaker Corporation and was named Vice President, Sales and Marketing, Internet Products in April 1997. Mr. Mazner was President of BookMaker from 1993 until its sale. From 1989 to 1993, he was Vice President, Marketing at Power Up Software Corporation. From 1986 to 1989, Mr. Mazner held the position of Group Publisher for Ziff-Davis Publishing. Mr. Mazner received a B.A. in Journalism from California State University at Northridge.

Executive Compensation

     The Summary Compensation Table sets forth the compensation earned by or paid to the Company's Chief Executive Officer and four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at December 31, 1996, for the years ended December 31, 1994, 1995 and 1996.

                           Summary Compensation Table

                                                                                          Long-Term
                                                                         Annual          Compensation
                                                                    Compensation(1)         Awards
                                                                                          Securities
                                                                                          Underlying      All Other
                Name and Principal Position                 Year    Salary      Bonus       Options      Compensation
                ---------------------------                ------  --------   ---------    ---------     ------------
David Sikora..........................................      1996   $155,000   $  49,250     225,000      $     4,891
  President and Chief Executive Officer(2)(3)               1995     91,859      50,000     345,372               --
                                                            1994     81,830          --       4,440               --
Andrew Burger.........................................      1996   $113,333   $  24,337          --      $     8,940
  Executive Vice President and Chief Technical Officer(3)(4)1995     91,859      15,000     190,446               --
                                                            1994     80,000          --       4,440               --
Ernest D. Rapp........................................      1996    $  84,375 $  21,094     100,000               --
  Chief Financial Officer(4)                                1995         --          --          --               --
                                                            1994         --          --          --               --
John Bertero..........................................      1996  $  97,000    $110,346      10,000               --
  Vice President, Sales(5)                                  1995      7,083          --      85,000               --
                                                            1994         --          --          --               --
Mike Kaplan...........................................      1996   $195,754          --          --      $ 1,619,327
   President, ForeFront Direct, Inc.(6)                     1995    175,500          --          --          854,620
                                                            1994    167,434          --          --          805,685

(1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer.
(2) A portion of Mr. Sikora's salary for 1994 ($1,830) was received in 1995, and a portion of Mr. Sikora's bonus for 1996 ($23,375) was received in 1997.
(3)  1995 Bonuses of Mr. Sikora and Mr. Burger were paid in January 1996.
(4)  1996 Bonuses for Mr. Burger and Mr. Rapp were paid in January 1997.
(5) A portion of Mr. Bertero's bonus for 1996 ($29,603) was received in 1997. Mr. Bertero resigned from the Company effective April 4, 1997 to pursue other business interests. Pursuant to his separation agreement with the Company, Mr. Bertero will receive a continuation of his base salary and benefits for a six month period following his separation from the Company.
(6) All amounts shown for Mr. Kaplan reflect the pooling of interests accounting resulting from the July 22, 1996 acquisition of AllMicro, Inc. As a result, all amounts shown for Mr. Kaplan were paid to him from AllMicro, Inc., prior to the Company's acquisition of AllMicro, except for $105,754 as salary since July 22, 1996 and $104,167 paid in 1996 as compensation for his non-compete agreement.


Option Grants

         The following table provides information concerning stock options granted during the year ended December 31, 1996 to the Company's Chief Executive Officer and its other executive officers included in the Summary Compensation Table.


                                          Number of           % of Total
                                         Securities         Options Granted
                                         Underlying         to Employees in      Exercise        Expiration
                Name                   Options Granted        Fiscal Year          Price            Date
                ----                   ---------------       -------------        -------          -----
David Sikora..................            125,000              7.4%                $5.31         10/4/2006
                                          100,000              5.9%                 5.31        11/18/2006
Andrew Burger.................                 --               --                    --            --
Ernest D. Rapp................             75,000              4.4%                 5.31         3/15/2006
                                           25,000              1.5%                 5.31        11/18/2006
John Bertero..................              5,000              0.3%                 5.31         3/15/2006
                                            5,000              0.3%                 5.31        11/18/2006
Mike Kaplan...................                 --               --                    --            --

Option Exercises and Values

         The following table provides information concerning each exercise of stock options during the last completed fiscal year and the value of unexercised options held as of December 31, 1996 by the Company's Chief Executive Officer and its other executive officers named in the Summary Compensation Table. The fair market value of the shares of Common Stock underlying such options was equal to $5.50 per share as of December 31, 1996.




                                Number of Securities          Underlying Unexercised                Value of Unexercised
                                                                Options at 12/31/96                  Options at 12/31/96
                            Shares
                         Acquired on         Value
        Name               Exercise         Realized      Exercisable       Unexercisable      Exercisable       Unexercisable
        ----               --------         --------      -----------       -------------      -----------       -------------
David Sikora.........           --                --        183,304             413,709          $326,281          $736,402
Andrew Burger........       30,000          $154,350         75,435             158,026           216,498           453,535
Ernest Rapp..........           --                --         25,520              74,480             4,849            14,151
John Bertero.........           --                --         47,817              47,183             9,085             8,965
Mike Kaplan..........           --                --             --                  --                --                --


         In November 1996 the Compensation Committee of the Board of Directors approved the repricing of substantially all of the Company's outstanding options held by existing employees to the then current fair market value ($5.31 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date of such repricing) in order to incentivize the Company's employees.

Employment Agreements with Key Personnel

         In March 1995 the Company entered into amended employment agreements with David Sikora and Andrew Burger providing for annual salaries to each of $90,000, effective from October 1994, and annual bonuses to each of 2.5% of the Company's pre-tax net income, if any. Mr. Sikora's salary was increased to $140,000 effective January 1, 1996 and Mr.

Burger's was increased to $118,000 effective March 1, 1996. The bonus arrangement was revised for 1996 to be an amount up to twenty-five percent (25%) of each individual's base salary, determined by reference to certain performance milestones. Mr. Burger's agreement may be terminated by either party at any time upon 30 days notice, provided that Mr. Burger will be entitled to continuation of his salary and benefits for six months in the event of his termination by the Company without cause. Mr. Burger's agreement also requires the Company to maintain a $1,000,000 life insurance policy on him for the benefit of his designated beneficiaries, and to pay for the applicable premium for Company sponsored health insurance for him and his immediate family.

     In December 1996 the Company entered into a new employment agreement (the "1996 Agreement") with Mr. Sikora, effective October 1, 1996, providing for a base salary of $200,000 and an annual bonus of up to 50% of salary, of which one-half is based on performance of mutually agreed upon milestones and the other half in the Board's discretion. The 1996 Agreement also provided for a bonus of up to $25,000 for the fourth quarter of 1996, of which one-half was paid in 1997. The 1996 Agreement awarded Mr. Sikora an option under the 1996 Non-Qualified Stock Option Plan for 100,000 shares of Common Stock at the market price on the date of approval, vesting over three years, and provided that vesting of Mr. Sikora's existing stock option agreements would be accelerated such that one half of the shares subject to such options, in the aggregate, would be immediately exercisable. In the event that Mr. Sikora's employment is terminated (except for cause) or the agreement is not renewed upon its expiration on December 31, 1998, Mr. Sikora shall be entitled to a continuation of salary for a twelve month period. The 1996 Agreement also provides for a "Change in Control Payment" to Mr. Sikora in an amount equal to his base salary for one year and the maximum bonus payable under the agreement, in the event that a change in ownership of a majority of the outstanding stock or a change in the majority membership of the Board occurs. In addition, the Company agreed to continue to pay the applicable premium for Company sponsored health insurance for Mr. Sikora and his family and the premium on a $1,000,000 life insurance policy on Mr. Sikora's life, with the proceeds payable to his designated beneficiary.

         In connection with the acquisition of AllMicro, Inc. in July 1996, the Company entered into an employment agreement with Michael Kaplan, President and former stockholder of AllMicro. Pursuant to the terms of such acquisition, Mr. Kaplan and the Company agreed to a two-year employment agreement at a salary of $250,000 per year. In addition, the Company has agreed to pay Mr. Kaplan the sum of $250,000 in twelve equal monthly installments following the closing of the acquisition in exchange for his agreement not to compete with the Company or AllMicro until the earlier to occur of three years from the closing of the transaction (July 17, 1999), or one year after termination of employment with the Company.

         In connection with the acquisition of BookMaker Corporation in June 1996, the Company entered into an eighteen month employment agreement with Martin Mazner, President of BookMaker, at a salary of $9,500 per month and issued him an incentive stock option to purchase 100,000 shares of Common Stock under the Company's Amended and Restated 1992 Stock Option Plan at an exercise price (as repriced) equal to $5.31 per share. In addition, the Company has agreed to pay certain other officers of the Company (Messrs. Harder and Rapp) six month's salary and benefits in the event that their employment with the Company is terminated without cause.

Stock Option and Purchase Plans

         In 1995 the Board of Directors adopted and the stockholders of the Company approved the Company's Amended and Restated 1992 Stock Option Plan (the "1992 Plan"), which 1992 Plan amended and restated the Company's 1992 Stock Option Plan in its entirety. In November 1995 an amendment to the 1992 Plan increasing the number of shares of Common Stock which may be issued under the 1992 Plan to 1,500,000 was adopted by the Board of Directors and approved by the stockholders of the Company. There are currently options to acquire 1,305,104 shares of Common Stock outstanding under the 1992 Plan. The 1992 Plan provides for grants to key employees, directors and consultants of the Company.

         The 1992 Plan authorizes the Compensation Committee to issue incentive stock options ("ISOs"), as defined in Section 422A of the Code, as well as stock options that do not conform to the requirements of the Code section ("Non-Qualified Options"). The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-Qualified Option may not be less than

100% of the fair market value of the Common Stock on the date of grant. ISOs may not be exercised after the tenth anniversary (fifth anniversary in the case of any option granted to a 10% Stockholder) of their grant. Non-Qualified Options may not be exercised after the tenth anniversary of the date of grant. Options may not be transferred during the lifetime of an option holder. No stock options may be granted under the 1992 Plan after June 2002.

         In 1996 the Board of Directors  approved the 1996  Non-Qualified  Stock
Option Plan (the "1996 Plan") which provides for grants of non-qualified stock options to employees of and advisors to the Company to acquire up to 1,250,000 shares of the Company's Common Stock. Options to acquire 1,105,754 shares of Common Stock are presently outstanding. The 1996 Plan was amended and restated in its entirety by the Board in March 1997 (the "Amended 1996 Plan") subject to stockholder approval, to provide that a total of 2,000,000 shares of Common Stock may be acquired pursuant to options granted under the 1996 Plan, of which no more than 750,000 may be ISOs. As the 1996 Plan has not been submitted to the stockholders for approval until the 1997 Annual Meeting, all of the outstanding options granted under the 1996 Plan are Non-Qualified Options. The Amended 1996 Plan is similar to the provisions of the 1992 Plan in all respects. No stock option may be granted under the 1996 Plan or the Amended 1996 Plan after June 2006. The 1996 Plan (and the Amended 1996 Plan, if adopted by the stockholders) and the 1992 Plan (together, the "Plans") are administered by the Compensation Committee of the Board of Directors.

         Subject to the provisions of the Plans, the Board or the Compensation Committee has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the restrictions, if any, on the options, and other terms and conditions.

         Also in 1996, the Board of Directors approved and the stockholders approved at the 1996 Annual Meeting, the 1996 Non-Employee Director Stock Option Plan (the "Directors Plan") and the 1996 Employee Stock Purchase Plan (the "ESPP"). Pursuant to the Directors Plan, options to purchase a total of 150,000 shares of Common Stock may be awarded to the non-employee directors of the Company. Each director is awarded an option to purchase 20,000 shares upon his initial election to the Board, with such options vesting over two years of service, and each existing Board member is awarded an option to purchase 5,000 shares upon his re-election at the Company's annual meeting of stockholders, with such options vesting over twelve months of service. The options are exercisable at the closing price of the Company's Common Stock on the date of grant. Options to acquire a total of 20,000 shares are currently outstanding under the Directors Plan. In March 1997 the Board approved, subject to stockholder approval, amending the Directors Plan to increase the number of shares subject to the annual option grant for each director to 10,000 from 5,000. If approved by the stockholders, such amendment would be effective at the 1997 Annual Meeting.

         A total of 500,000 shares of Common Stock have been approved for sale to the employees under the ESPP. In November 1996 the Board authorized an offering of 100,000 shares to the employees under the ESPP, commencing January 1, 1997 (the "1997 Offering"). Under the 1997 Offering, an employee may allocate up to 15% of his or her gross pay, not in excess of $25,000 per year, to purchase shares of the Company's Common Stock. The shares are sold at a price equal to the 85% of the lower of (i) the price on January 1, 1997, or (ii) the price on each of the four purchase dates in the 1997 Offering: March 31, June 30, September 30 and December 31. Payroll contributions each quarter will be automatically applied to purchase shares on the last day of each quarter unless the employee withdraws from the ESPP prior to quarter end. The shares are registered with the Securities and Exchange Commission and may be sold by the employee without restriction. In the event that the 100,000 shares in the 1997 Offering are not sufficient for all amounts allocated by employees for purchase, the shares will be allocated on a pro rata basis.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

         To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the

Company  believes  that  during the fiscal year ended  December  31,  1996,  all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the first and second quarter of 1995 the Company borrowed $660,705 from certain five percent stockholders and directors of the Company, among others, and issued 12% Senior Convertible Promissory Notes in the aggregate principal amount of $660,705, which notes were secured by a security interest in all assets of the Company. In September 1995, all outstanding notes issued to such investors were retired or exchanged for 1,304,000 shares of Series B Convertible Preferred Stock at $1.25 per share. Warrants to purchase 85,664 shares of Common Stock at an exercise price of $2.82 per share were issued in connection with the sale of the shares of Series B Convertible Preferred Stock and the repayment of such Notes. The Series B Convertible Preferred Stock converted into an aggregate of 578,014 shares of Common Stock upon the closing of the initial public offering. The holders of such converted shares of Common Stock are entitled to certain registration rights with respect to the Common Stock issued or issuable upon conversion thereof.

         The following table sets forth the amount of 12% Senior Convertible Promissory Notes, the number of shares of Series B Convertible Preferred Stock and the number of Warrants to purchase shares of Common Stock purchased by the Company's directors, executive officers, five percent stockholders and their respective affiliates in the above referred offerings:


                                                                12% Senior
                        Investor                                Convertible              Series B
                                                             Promissory Notes        Preferred Stock          Warrants
William S. Farish.............................                   $330,000(1)             902,000(1)          51,772(2)
Terry W. Ward(3)..............................                          0                 30,000              1,332

(1) Consists of $330,000 Senior Convertible Promissory Notes and 832,000 shares owned by W.S. Farish & Company, 40,000 shares owned by William S. Farish and 30,000 shares owned by William S. Farish, Jr.

(2) Consists of warrants to purchase 48,664 shares of Common Stock held by W.S. Farish & Company, warrants to purchase 1,776 shares of Common Stock held by William S. Farish, and warrants to purchase 1,332 shares of Common Stock held by William S. Farish, Jr.

(3)      Mr. Ward is a director and executive officer of W.S. Farish & Company.

         During 1995 and 1996 Dr. Gorry provided consulting services to the Company, for which he received compensation of $5,000 and $19,000, respectively. The project on which Dr. Gorry has been consulting was terminated as of December 31, 1996, and no further consulting services are contemplated at this time. In addition, in 1995 the Company and Dr. Gorry terminated the Consulting and Stockholders Agreements dated September 9, 1991 as amended, which agreement provided the Company with certain rights to repurchase shares of Common Stock acquired by Dr. Gorry thereunder. None of Dr. Gorry's shares are subject to repurchase by the Company at this time.

         In June 1996 the Company acquired all of the assets of BookMaker Corporation in exchange for the issuance of 447,637 shares of Common Stock of the Company. Martin Mazner, currently an executive officer of the Company, was President and a stockholder of BookMaker Corporation. A portion of the 447,637 shares (199,262 shares) was delivered to an escrow agent to be delivered to BookMaker Corporation or its stockholders upon successful attainment of certain revenue and profitability milestones for the BookMaker business following closing. An additional 24,837 shares were deposited with the escrow agent to cover unforeseen liabilities. As part of the acquisition, Mr. Mazner and certain other BookMaker employees also entered into an eighteen month non-compete agreement with the Company, or one year after termination of employment, whichever is longer. Mr. Mazner acquired beneficial ownership of 74,560 shares as a result of the acquisition.

     In July 1996 the Company acquired all of the stock of AllMicro, Inc., in exchange for the issuance of 1,056,152 shares of Common Stock of the Company. Michael Kaplan, currently President of ForeFront Direct, Inc. (formerly

AllMicro, Inc. and the Company's wholly-owned subsidiary), was President and sole stockholder (together with his wife) of AllMicro, Inc. Ten percent of the shares of Common Stock issued at closing were deposited in escrow to cover unforeseen liabilities, which shares were delivered to the Kaplans upon filing of the Company's Form 10-KSB for fiscal year end 1996. As part of the acquisition, Mr. Kaplan entered into an employment agreement and noncompetition agreement with the Company. See "Employment Agreements with Key Personnel."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each director of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                                                             Number                Percentage
                                                                               of                 Beneficially
                         Name and Address                                   Shares(1)                 Owned
Michael Kaplan(2)..............................................              743,152                   11.6%
William S. Farish(3)...........................................              665,323                   10.3%
      W. S. Farish & Company
      1100 Louisiana, Suite 1200
      Houston, Texas 77002
Terry W. Ward(4)...............................................               663,467                  10.2%
Evan B. Pappas.................................................               422,549                   6.6%
      938 Brunswick Drive
      Sugar Land, Texas 77478
David Sikora(5)................................................               409,801                   6.0%
G. Anthony Gorry(6)............................................               210,863                   3.3%
Stephen J. Banks(7)............................................               103,702                   1.6%
Andrew M. Burger(8)............................................                87,660                   1.3%
John Bertero(9)................................................                54,019                   0.8%
Ernest D. Rapp(10).............................................                35,625                   0.6%
Grant Dove(11).................................................                22,500                   0.3%
All directors and executive officers as a group(2)(4)(5)(6)(7)(8)(10)(11)
      (11 persons).............................................             2,356,632                  33.1%

----------------------


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) All of the shares shown as owned by Michael Kaplan are owned by as tenants by the entireties with his wife, Anita Kaplan.

(3) Includes 564,763 shares owned by W. S. Farish & Company, of which Mr. Farish is a principal stockholder, director and executive officer, 35,491 shares owned by Mr. Farish, and 13,297 shares owned by William S. Farish, Jr. Also includes warrants to purchase 48,664 shares of Common Stock held by W. S. Farish & Company, a warrant to purchase 1,776 shares of Common Stock held by William S. Farish, and a warrant to purchase 1,332 shares of Common Stock held by William S. Farish, Jr.

(4) Consists of 564,763 shares owned by W. S. Farish & Company, of which Mr. Ward is Financial Vice President, Chief Trust Officer and a director, as to which Mr. Ward disclaims beneficial ownership, 38,158 shares which are owned by Mr. Ward, and 10,550 shares which may be acquired by Mr. Ward upon exercise of an option. Also includes warrants to purchase 48,664 shares of Common Stock held by W. S. Farish & Company, as to which Mr. Ward disclaims beneficial ownership, and a warrant to purchase 1,332 shares of Common Stock held by Mr. Ward.

(5) Includes 404,801 shares which may be acquired by Mr. Sikora upon exercise of outstanding options.

(6) Includes 27,201 shares which may be acquired by Dr. Gorry upon exercise of an option.

(7) Includes 93,152 shares owned by BCM Technologies, Inc., of which Mr. Banks is President and a director, as to which Mr. Banks disclaims beneficial ownership, 5,550 shares which are owned by Mr. Banks and 5,000 shares which may be acquired by Mr. Banks upon exercise of an option.

(8) Includes 87,660 shares which may be acquired by Mr. Burger upon exercise of outstanding options.

(9) Includes 54,019 shares which may be acquired by Mr. Bertero upon exercise of outstanding options.

(10) Includes 35,625 shares which may be acquired by Mr. Rapp upon exercise of outstanding options.

(11) Includes 22,500 shares which may be acquired by Mr. Dove upon exercise of outstanding options.

                                    ITEM TWO:
                  PROPOSAL TO APPROVE THE FOREFRONT GROUP, INC.
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN

General

     In March 1996 the Board adopted The ForeFront Group, Inc. 1996 Non-Qualified Stock Option Plan (the "1996 Plan") which provided for a total of 1,250,000 shares of Common Stock to be available for issuance to employees and consultants of the Company and its subsidiaries pursuant to non-qualified stock option grants. In March 1997 the Board adopted the Amended and Restated 1996 Stock Option Plan (the "Amended 1996 Plan"), which increased the number of shares subject to the Plan to 2,000,000, and authorized the issuance of incentive stock options under Section 422 of the Internal Revenue Code. Both of the above changes to the 1996 Plan are subject to stockholder approval. The purpose of the 1996 Plan and the Amended 1996 Plan is to promote and advance the interests of the Company by aiding the Company in attracting and retaining qualified employees and consultants through stock options, which acquire value only as the Company's stock price increases. As of April 1, 1997, non-qualified options to acquire a total of 1,105,754 shares of the Company's Common Stock had been granted and were outstanding under the 1996 Plan. If the Amended 1996 Plan is adopted, all of the options outstanding under the 1996 Plan would continue in effect as non-qualified stock options under the Amended 1996 Plan. In the event that the Amended 1996 Plan is not approved by the stockholders at the 1997 Annual Meeting, the 1996 Plan and all outstanding options would continue in effect, without modification.

Summary of the Amended 1996 Plan

     Eligibility. All persons who at the time of grant are employees or consultants of the Company or of any parent or subsidiary of the Company are eligible to receive grants under the Amended 1996 Plan, provided that only employees are eligible to receive incentive stock options. The Compensation Committee of the Board of Directors will administer the Amended 1996 Plan and the granting of awards thereunder. As of March 31, 1997, 175 employees were potentially eligible to participate in the 1996 Amended Plan.

     Shares Subject to Amended 1996 Plan. The maximum number of shares of Common Stock in respect of which options may be granted under the Amended 1996 Plan shall be 2,000,000, of which no more than 750,000 may be issued as incentive stock options, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

     Amendment. The Board may amend the Amended 1996 Plan at any time, including amendments allowed without shareholder approval as provided under Rule 16b-3, as that rule may be amended from time to time, except that (i) the Board must obtain stockholder approval of any amendment that would increase the total number of shares reserved for issuance (except for adjustments necessary to reflect changes in capitalization), materially modify eligibility requirements or materially increase the benefits accruing to participants and (ii) certain amendments are altogether prohibited (e.g. any amendment that would impair a participant's vested rights).

     Options. The Compensation Committee will designate the optionees, the number of shares of Common Stock subject to options, and the terms and conditions of each option under the Amended 1996 Plan. The exercise price per share of Common Stock of options granted under the plan shall be determined by the Compensation Committee; provided, that the exercise price of an incentive stock option shall not be less than the fair market value of shares of Common Stock at the date such option is granted. The "fair market value" of a shares of Common Stock shall mean, on any given date, the closing sales price of the Company's Common Stock on the Nasdaq National Market or, if no sales were reported, the closing bid on such date. Options granted under the Amended 1996 Plan may be either incentive stock options (up to 750,000 shares) (within the meaning of Section 422 of the Internal Revenue Code) or non-qualified stock options (options that do not constitute incentive stock options).

     Exercisability. Options will become exercisable at such times and under such conditions as determined by the Compensation Committee, including vesting based on service to the Company and/or performance criteria applicable to the Company and/or the employee. The exercise price for options shall be determined by the Compensation Committee and may be paid in cash, by promissory note, by delivery of shares of Common Stock already owned by the optionee with a market value equal to the exercise price, or other method determined suitable by the Committee.

     Change in Control. Upon a change in control of the Company as a result of a merger, contested election, purchase of 80% or more of the Company's outstanding Common Stock or other related events described in the Amended 1996 Plan, all stock options outstanding under the Amended 1996 Plan shall become fully exercisable.

     Termination of Plan. The Plan will terminate on June 30, 2006, unless extended or previously terminated. The Board may terminate or suspend the Amended 1996 Plan at any time.

Federal Income Tax Consequences of the Amended 1996 Plan

     Incentive Stock Options. An employee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise) of such option and the Company will not be entitled to a deduction at either such time. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of the grant of such option, or within one year of the transfer of such shares to him or her, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, a portion of any gain in the year of disposition will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. The Company will not be entitled to any deduction in connection with any loss to the employee or the portion of any gain that is taxable to the employee as short-term or long-term capital gain.

     Non-qualified Stock Options. Non-qualified stock options (options that are not incentive stock options) will not qualify for special federal income tax treatment. No tax is imposed on the optionee upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price; and the Company will be entitled to a corresponding deduction, provided the Company withholds income tax with respect to such amount. However, if the shares received upon the exercise of a non-qualified stock option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors, and 10% stockholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such individual within six

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months of the exercise of a non-qualified stock option. Ordinary income realized upon the exercise of a non-qualified stock option is not an adjustment for alternative minimum tax purposes.

     Deductibility. The Amended 1996 Plan has been designed to meet the requirements in Section 162(m) of the Internal Revenue Code for stock options, including the requirement that all options have an exercise price that is no less than the fair market value of the Common Stock on the grant date and that the plan state the maximum number of shares that can be issued during a specified period to an individual employee under the Plan. Thus, the provisions of Section 162(m) should not limit the Company's ability to deduct all of the compensation income generated in connection with the exercise of stock options granted under the Amended 1996 Plan, subject to the approval of the Amended 1996 Plan by the stockholders of the Company.

Board of Directors Recommendation

     The affirmative vote of a majority of the shares represented at the 1997 Annual Meeting of Stockholders in person or by proxy will be needed to approve the Amended 1996 Plan. The Board believes that such approval is important to enable the Company to continue to attract and retain employees in an extremely competitive Internet software industry.


     The Board of Directors recommends that stockholders vote "FOR" approval of the Amended 1996 Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                                   ITEM THREE:
      PROPOSAL TO APPROVE THE FIRST AMENDMENT TO THE FOREFRONT GROUP, INC.
                  1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

General

     In 1996 the Board and the stockholders of the Company adopted The ForeFront Group, Inc. 1996 Nonemployee Directors' Stock Option Plan (the "1996 Directors' Plan"). The purpose of the 1996 Directors' Plan is to promote and advance the interests of the Company by aiding the Company in attracting and retaining qualified nonemployee directors and to further align the interests of such directors with those of stockholders through stock options, which acquire value only as the Company's stock price increases. In March 1997 the Board, subject to approval by the stockholders of the Company, adopted the First Amendment to the 1996 Directors' Plan (the "First Amendment"), which will increase the number of shares of Common Stock subject to options granted in connection with a director's re-election to the Board from 5,000 shares to 10,000 shares, effective upon the 1997 Annual Meeting.

Summary of the 1996 Directors' Plan

     The 1996 Directors' Plan is a "formula" plan for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, pursuant to which options for shares of Common Stock are automatically granted to certain eligible nonemployee directors of the Company as of specified dates. No person exercises any discretion with respect to persons eligible to receive grants of options under the 1996 Directors' Plan or the amount of grants thereunder. The Plan has a term of ten years.

     Eligibility. Persons who are nonemployee directors of the Company are eligible to participate in the 1996 Directors' Plan ("Nonemployee Directors"). The Company currently has four such directors as of the date of the 1997 Annual Meeting. Options granted under the 1996 Directors' Plan are transferable only at the death of a Nonemployee Director or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended. The 1996 Directors' Plan sets forth various restrictions upon the exercise of options following the death, disability or termination of services of a Nonemployee Director. Options granted to Nonemployee Directors will be subject to the Company's determination, through an administrative regulation or position, that such grants will not prevent the Nonemployee Directors from constituting "disinterested persons" within the meaning of Rule 16b-3.

     Shares Subject to 1996 Directors' Plan. The maximum number of shares of Common Stock in respect of which options may be granted under the 1996 Directors' Plan shall be 150,000, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

     Option Period. Options granted to Nonemployee Directors under the 1996 Directors' Plan will be for a term of ten years from the date of grant.

     Amendment. The Board may amend the 1996 Directors' Plan at any time, including amendments allowed without shareholder approval as provided under Rule 16b-3, as that rule may be amended from time to time, except that (i) the Board must obtain stockholder approval of any amendment that would increase the total number of shares reserved for issuance (except for adjustments necessary to reflect changes in capitalization), materially modify eligibility requirements or materially increase the benefits accruing to participants and (ii) certain amendments are altogether prohibited (e.g. any amendment that would impair a participant's vested rights). The Board may not amend provisions in the 1996 Directors' Plan regarding eligibility and automatic grants of options more than once every six months, except to the extent necessary to comply with applicable provisions of the Internal Revenue Code of 1986, as amended, or regulations promulgated thereunder.

     Options; Automatic Grant of Options. Options issued under the 1996 Directors' Plan shall constitute nonqualified stock options. In general, under the 1996 Directors' Plan, each Nonemployee Director who is first elected to the Board after the effective date of the 1996 Directors' Plan will be entitled to receive an option to purchase 20,000 shares of Common Stock on the date on which he first becomes a Nonemployee Director. Each Nonemployee Director, regardless of when elected to the Board, will receive options annually on the date of his or her reelection to the Board to purchase 5,000 shares of Common Stock commencing on the 1996 Annual Meeting. The amounts of all such option grants are subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

     Exercisability. Options will become exercisable in 8.33% installments that vest at the end of each subsequent month following the first day of the calendar month coincident with or next following the date of grant until the option is 100% vested, except with respect to the option for 20,000 shares granted in connection with a director's initial election to the Board, which shall vest equally over the two year period of service following such director's election. The exercise price for options may be paid in cash, by delivery of shares of Common Stock already owned by the optionee with a market value equal to the exercise price, or in any combination of cash and shares of Common Stock.

     Change in Control. Upon a change in control of the Company as a result of a merger, contested election, purchase of 50% or more of the Company's outstanding Common Stock or other related events described in the 1996 Directors' Plan, all stock options outstanding under the 1996 Directors' Plan shall become fully exercisable.

     Option Exercise Price. The exercise price of options shall be at one hundred percent (100%) of the fair market value of the Common Stock on the date of grant. The "fair market value" of a share of Common Stock shall mean, on any given date, the mean of the high and low sales prices of the Common Stock on the Nasdaq Stock Market or, if the Common Stock is listed on a national stock exchange, the mean of the high and low sales prices on the exchange on such date.

Federal Income Tax Consequences of the 1996 Directors' Plan

     General. A Nonemployee Director will not recognize any taxable income at the time an option is granted. Ordinary income will be recognized by a Nonemployee Director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock received over the option price for such shares. However, if other shares of Common Stock have been purchased by a Nonemployee Director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Exchange Act. If applicable, one effect of any such postponement would be to measure the amount of the Nonemployee Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). The Nonemployee Director will generally recognize a capital gain or loss upon a subsequent sale of the shares of Common Stock.

     Deductibility. Upon a Nonemployee Director's exercise of an option granted under the 1996 Directors' Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the Nonemployee Director.

Summary of the First Amendment to the 1996 Directors' Plan

     The 1996 Directors' Plan presently provides that each non-employee director will automatically receive an option to purchase 5,000 shares of the Company's Common Stock upon his re-election to the Board of Directors at each annual meeting of stockholders. The purpose of the First Amendment is to increase the number of shares subject for issuance to each director upon his re-election to 10,000 shares instead of the current 5,000 shares. If approved by the stockholders, this change will be effective at the 1997 Annual Meeting. No other changes to the 1996 Directors' Plan are contemplated or included in the First Amendment. Options to purchase a total of 20,000 shares are outstanding and held by the four current non-employee directors at this time.

Board of Directors Recommendation

     The affirmative vote of a majority of the shares represented at the 1997 Annual Meeting of Stockholders in person or by proxy will be needed to approve the First Amendment to the 1996 Directors' Plan. The Board believes that such approval is important to enable the Company to continue to attract and retain nonemployee directors in an extremely competitive Internet software industry.


     The Board of Directors recommends that stockholders vote "FOR" approval of the First Amendment to the 1996 Directors' Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                                   ITEM FOUR:
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the 1997 Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the 1997 Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 1997 Annual Meeting will be required to ratify the selection of Arthur Andersen LLP.

     The Board of Directors recommends that stockholders vote "FOR" the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                              STOCKHOLDER PROPOSALS

         Any stockholder who wishes to submit a proposal for presentation at the 1998 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address indicated on page 1 of this Proxy Statement so that the Secretary receives it no later than December 20, 1997.

                                   FORM 10-KSB

         A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "1996 10- KSB"), as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules thereto, is included in the Annual Report to Stockholders mailed to each Stockholder entitled to vote at the Annual Meeting. The Company will furnish to any such person any exhibit described in the list accompanying the 1996 10-KSB, upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Jeff Harder, Secretary for the Company, at the Company's principal address as shown on page 1 hereof.


                                  OTHER MATTERS

         An Annual Report to Stockholders, containing financial statements of the year ended December 31, 1996, preceded or accompanies this Proxy Statement.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of officers, directors and regular employees of the Company may, if necessary to ensure the presence of a quorum and at no additional expense to the Company, solicit proxies in person or by telephone or telegraph. The Company will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

         The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that may come before the Meeting. Management does not expect, however, that any matters other than those referred to in this Proxy Statement will be presented for action at the Meeting.

                                           By Order of the Board of Directors

                                           /s/ David Sikora

                                           David Sikora
                                           President and Chief Executive Officer

Houston, Texas
April 15, 1997